EXHIBIT 23.1

Consent of BDO Seidman, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MULTIMEDIA GAMES, INC.
AUSTIN, TEXAS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-23123, 333-51072, 333-100611, 333-100612 and 333-114345) and Form S-3 (File Nos. 333-16729, 333-28367, 333-363319, 333-64128 and 333-85382) of Multimedia Games, Inc. of our reports dated December 15, 2008, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of Multimedia Games, Inc.’s internal control over financial reporting, which appear in this annual report on Form 10-K.

/s/ BDO Seidman, LLP
Houston, Texas
December 15, 2008